SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

    Filed by the registrant  [X]

    Filed by a party other than the registrant  [  ]

    Check the appropriate box:

    [ ]  Preliminary proxy statement      [  ]  Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

    [X]  Definitive proxy statement

    [ ]  Definitive additional materials

    [ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                      GREENSTONE ROBERTS ADVERTISING, INC.
                (Name of Registrant as Specified in Its Charter)
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.

    (1)  Title of each class of securities to which transaction applies:

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    (2)  Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials.

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    [ ] Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)  Amount previously paid:

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    (2)  Form, schedule or registration statement no.:

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    (3)  Filing party:

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    (4)  Date filed:

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


                      GREENSTONE ROBERTS ADVERTISING, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


          NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of GREENSTONE ROBERTS ADVERTISING, INC. (the "Company") will be held at 401 Broadhollow Road, Melville, New York 11747, on April 18, 2000 at 10:00 a.m., New York time, for the following purposes:

      1. To elect four members to the Board of Directors for a term of two years and until their respective successors shall have been duly elected and shall have qualified.

      2. To approve the appointment of BDO Seidman LLP as auditors for the Company's 2000 fiscal year.

      3. To consider and act upon any other business as may properly be brought before the meeting, and any adjournments or postponements thereof, in connection with the foregoing or otherwise.

          Shareholders of record at the close of business on March 6, 2000 will be entitled to notice of and to vote at the meeting.

                                      By order of the Board of Directors,


                                      Anthony V. Curto
                                       Secretary

Dated:   Melville, New York
         February 25, 2000

          IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WISH YOUR SHARES TO BE VOTED, PLEASE DATE, SIGN AND MAIL THE ACCOMPANYING FORM OF PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE ADDRESSED TO THE COMPANY'S TRANSFER AGENT.

                      GREENSTONE ROBERTS ADVERTISING, INC.
                              401 BROADHOLLOW ROAD
                            MELVILLE, NEW YORK 11747

                                 PROXY STATEMENT

          The accompanying proxy is solicited by the Board of Directors of Greenstone Roberts Advertising, Inc., a New York corporation (the "Company"), on behalf of the Company for use at the Annual Meeting of Shareholders to be held at 401 Broadhollow Road, Melville, New York 11747, on April 18, 2000 at 10:00 a.m., New York time, and any adjournments or postponements thereof, at which shareholders of record on March 6, 2000 will be entitled to vote. On March 6, 2000, the Company had outstanding 918,277 shares of Common Stock, par value $.01 per share (the "Common Stock"). The Common Stock is the only outstanding class of voting securities of the Company. Each shareholder will be entitled to one vote for each share of Common Stock held.

          The costs of soliciting proxies will be borne by the Company. Such costs will include charges by brokers and other custodians, nominees and fiduciaries for forwarding proxies and proxy material to beneficial owners of shares. Solicitation may be made by mail, personally, by telephone or telegraph, by officers, directors and regular employees of the Company; such persons will not be separately compensated for such solicitation.

          The shares represented by an executed form of the accompanying proxy will be voted as directed with respect to the election of Directors or, if no direction is indicated, will be voted in favor of the election as Directors of the nominees listed below. Each proxy executed and returned by a shareholder may be revoked at any time thereafter except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy. Subject to the foregoing, a shareholder may revoke his proxy by executing another proxy at a later date, by notifying the Secretary of the Company in writing of his revocation or by attending and voting at the Annual Meeting.

          If voting by proxy with respect to the election of Directors, shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. With respect to each other proposal that comes before the shareholders at the Annual Meeting, shareholders may vote For the proposal, vote Against the proposal or Abstain from voting with respect to the proposal. Assuming a quorum is present, (i) the affirmative vote of a plurality of the votes cast by the holders of the shares of Common Stock entitled to vote will be required to act with respect to the election of Directors and (ii) the affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock entitled to vote will be required to act on all other proposals that come before the Annual Meeting. Abstentions and broker non-votes (when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not possess or choose to exercise discretionary authority with respect thereto) will be included in the determination of the number of shares of Common Stock present at the meeting for quorum purposes. However, abstentions and broker non-votes will not be included in the tabulations of votes cast on proposals presented to shareholders.

          There is being mailed herewith to each shareholder of record the Company's Annual Report on Form 10-K without exhibits, for the fiscal year ended October 31, 1999. The date of this Proxy Statement is the approximate date on which the Proxy Statement and the accompanying form of proxy were first sent or given to shareholders.

                          ITEM 1: ELECTION OF DIRECTORS

          Four Directors are to be elected at the Annual Meeting, each Director to hold office until the 2002 Annual Meeting of Shareholders and until his respective successor shall have been duly elected and shall have qualified. The Board of Directors has nominated the persons whose names appear below. It is the intention of the persons named in the accompanying proxy to vote the proxies in favor of the election of the nominees named below if no direction to the contrary is given. The Board of Directors has no reason to believe that any of those named will be unavailable. If any of those named should become unavailable, discretionary authority is reserved to vote for a substitute.

          The Directors are divided into two classes and hold office until the second succeeding Annual Meeting of Shareholders following the election of their respective class and the qualification of their successors. None of the officers or Directors are related to one another.

INFORMATION AS TO NOMINEES FOR ELECTION AS DIRECTORS AT THE 2000 ANNUAL MEETING

                                                                         FIRST
     NAME                       AGE                POSITION             ELECTED

Ronald M. Greenstone............ 59        Chairman of the Board, Chief   1972
                                           Executive Officer and
                                           Director

Richard Projain................. 64        Director                       1988

Monsignor Thomas J. Hartman..... 53        Director                       1998

Victor F. Trizzino.............. 58        Director                       1998

          Ronald M. Greenstone founded the Company in 1972 and has been Chairman of the Board of Directors, Chief Executive Officer and a Director for more than the past five years. Mr. Greenstone served as President of the Company from December 1988 to December 1991. Prior to founding the Company, Mr. Greenstone served as Vice President in charge of account services for the former SH Goldstein Advertising (Great Neck, New York).

          Richard Projain has been a Principal of Kimba Consulting, Inc., a management consulting firm since January 1994. Mr. Projain served as a freelance consultant between November 1991 and December 1993. Mr. Projain was President, Chief Executive Officer and Director of Electrosound Group, Inc. until October, 1991. In May, 1993 Electrosound Group, Inc. filed a petition for an order for relief under Chapter 11 of the Bankruptcy Code. Electrosound was engaged in the business of providing services and products to the recorded music industry.

          Monsignor Thomas Hartman has been a Catholic priest with the Diocese of Rockville Center for more than the past five years. Monsignor Hartman has been the President and Chief Executive Officer of Radio and Television for the Diocese of Rockville Center serving at Telicare, a cable television station, located in Uniondale, New York since 1979. He is a Director with Haven Bancorp Inc., a NASDAQ listed, bank holding company.

          Victor F. Trizzino has been an independent management consultant since July 1995. For more than five years prior thereto, he was President, Chief Executive Officer and a Director of Standard Microsystems Corporation. Standard Microsystems Corporation was engaged in the design, manufacture and marketing of local area network products and of integrated circuits for the personal computer market.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE NOMINEES FOR ELECTION AS DIRECTORS.

INFORMATION AS TO DIRECTORS WHOSE TERMS EXPIRE AT THE 2001 ANNUAL MEETING

                                                                     FIRST
    NAME                 AGE             POSITION                    ELECTED

Gary C. Roberts ......... 61        President and Director            1988

Anthony V. Curto ........ 63        Secretary and Director            1988

          Gary C. Roberts has been President and Director of the Company since January 1992. Mr. Roberts served as Executive Vice President since joining the Company in January 1988. From January 1983 until December 1987, Mr. Roberts served as Executive Vice President, Chief Operating Officer and Partner at Slater Hanft Martin (a New York, New York based advertising agency). From January 1970 to December 1982, Mr. Roberts served as Executive Vice President and group head at Wells Rich Greene (a New York, New York based advertising agency). Mr. Roberts received his Bachelor of Science degree in Marketing from New York University in 1960.

          Anthony V. Curto has been Secretary of the Company since August 25, 1994. Mr. Curto has been a partner with the law firm of Curto, Barton & Alesi, P.C. which firm has been retained by the Company, since 1991. For more than 5 years prior thereto, he was a partner with the law firm of Meyer, Suozzi, English & Klein, P.C. Mr. Curto is admitted to practice law in the State of New York and obtained his J.D. degree from New York Law School in 1960. He has been a Director and Counsel to Yoo Hoo, Inc. and C&C Corp. Mr. Curto also has been an adjunct professor at the business school of Hofstra University.

COMPENSATION OF DIRECTORS

          Each Director who is not an executive officer of the Company is paid $1500 for each regular or special meeting of the Board of Directors attended. Directors are not compensated for committee meetings attended.

          At a meeting on January 26, 1998, the Board of Directors elected to amend the Stock Option Plan to permit the granting of stock options to non-employee directors. In addition, the Board of Directors voted to issue 4,000 shares of common stock to each of the non-employee directors. The fair value of the options granted was not material. The Board also voted to grant to all members of the Board of Directors who are not employees of the Company an additional 2,000 options to purchase shares of stock of the Company on each anniversary that such individual is a member of the Board of Directors.

COMMITTEES OF THE BOARD OF DIRECTORS

          The Board of Directors of the Company has established the following committees:

          (i) EXECUTIVE COMMITTEE -- the duties of the Executive Committee are to exercise all functions of the Board of Directors in the intervals between meetings of the Board of Directors. The members of the Executive Committee during the Company's recently completed fiscal year were Messrs. Greenstone, Projain and Roberts.

          (ii) AUDIT COMMITTEE -- the duties of the Audit Committee include recommending the engagement of independent auditors, reviewing and considering actions of management in matters relating to audit functions, reviewing with independent auditors the scope and result of their audit engagement, reviewing reports from various regulatory authorities, reviewing the system of internal controls and procedures, and reviewing the effectiveness of procedures intended to prevent violations of law and regulation. The members of the Audit Committee during the Company's recently completed fiscal year were Messrs. Curto, Projain and Trizzino.

          (iii) STOCK OPTION PLAN COMMITTEE -- the duties of the Stock Option Plan Committee are to administer the Company's Option Plan (as defined herein), including determining which employees of the Company and its subsidiary will be granted options to purchase shares of Common Stock of the Company and the number of shares of Common Stock subject to each option granted. The members of the Stock Option Plan Committee during the Company's recently completed fiscal year were Messrs. Curto, Projain and Sussman.

          (iv) COMPENSATION COMMITTEE -- the duties of the Compensation Committee are to recommend to the Board remuneration for officers of the Company, and to recommend the establishment of and monitor a compensation and incentive program for all salaried personnel of the Company. In addition, the Compensation Committee will review compensation paid to non-employee shareholders of the Company owning at least 1% of the outstanding Common Stock. The members of the Compensation Committee during the Company's recently completed fiscal year were Messrs. Curto, Projain and Trizzino.

MEETINGS OF DIRECTORS

          During the fiscal year ended October 31, 1999, one meeting of the Board of Directors, one meeting of the Audit Committee, one meeting of the Compensation Committee, one meeting of the Stock Option Plan Committee and one meeting of the Executive Committee were held. All Directors attended the meeting of the Board held while he was a member, and no Director attended less than 75% of the meetings held by all committees on which he served.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

          Each of the Executive Officers of the Company is a Director of the Company.

STOCK OWNERSHIP BY DIRECTORS, NOMINEES AND OFFICERS

          The following table sets forth the number of shares of Common Stock of the Company beneficially owned as of January 31, 2000, and the percentage of the outstanding shares of Common Stock so held, by (i) each beneficial owner of more than five percent of Common Stock, (ii) each person who is a Director or nominee of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table set forth herein; and (iv) all Directors and executive officers as a group. There were no other holders of 5% or more of the outstanding shares of common stock. There were no stock options granted or exercised in the last fiscal year.

 NAME OF                       NUMBER OF SHARES                  PERCENTAGE
BENEFICIAL OWNER               BENEFICIALLY OWNED                OF CLASS
------------------             ------------------                ----------

Ronald M. Greenstone.............    305,000 (1)                   32%
Gary C. Roberts..................    105,000 (2)                   11%
Anthony V. Curto.................      8,000 (3)                   *
Richard Projain..................      8,000 (3)                   *
Victor Trizzino..................      2,000 (4)                   *
Thomas Hartman...................      4,000 (5)                   *
All Directors and executive officers as a group (5 persons).       44%

(1) Includes 25,000 shares of Common Stock which the holder has the right to acquire within one year upon the exercise of options granted by the Company.

(2) Includes 15,000 shares of Common Stock which the holder has the right to acquire within one year upon the exercise of options granted by the Company.

(3) Includes 8,000 shares of Common Stock which the holder has the right to acquire within one year upon the exercise of options granted by the Company.

(4) Includes 2,000 shares of Common Stock which the holder has the right to acquire within one year upon the exercise of options granted by the Company.

(5) Includes 4,000 shares of Common Stock which the holder has the right to acquire within one year upon the exercise of options granted by the Company.

* Less than 1%

 NAME OF                     NUMBER OF SHARES                 PERCENTAGE
BENEFICIAL OWNER             BENEFICIALLY OWNED               OF CLASS
------------------           ------------------              ----------


Herman Fialkov...............    175,000 (1)                    19%

-------------------------------------------------------------------------------
(1) Shares of unregistered Common Stock acquired in a private placement in June 1999.


                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

PHILOSOPHY

          The fundamental philosophy of the Company's executive compensation program is to offer competitive compensation opportunities which are based on each individual executive officer's contribution and personal performance. The compensation of the Company's executive officers is reviewed and approved by the Compensation Committee which utilizes compensation analyses for similar type and size agencies provided by the industry trade associations to ensure that the compensation is both reasonable and competitive, and also is directly linked to the Company's financial performance and shareholder interest.

          There are three elements in the Company's executive compensation program, as determined by individual and corporate performance.

          - Base salary compensation is determined by the potential impact of the individual on the Company's performance, the skill and experience required by the job, and the performance and potential of the incumbent in the job.

          - Annual incentive compensation is based on corporate operating earnings. Mr. Greenstone and Mr. Roberts each are eligible to earn a bonus based on a percentage of the Company's profits before provision for income tax.

          - Long term incentive compensation consists of eligibility under the Option Plan. Stock option grants are awarded based on individual and Company performance.

          Mr. Greenstone and Mr. Roberts also maintain a significant long-term stock ownership position in the Company's Common Stock. This ownership position creates a strong linkage between the Company's management and its shareholders' interests.

                           THE COMPENSATION COMMITTEE
                                Anthony V. Curto
                                 Richard Projain
                                 Victor Trizzino

SUMMARY COMPENSATION TABLE

          The following table sets forth for the Company's last three fiscal years the compensation paid by the Company to its Chief Executive Officer and President whose cash compensation exceeded $100,000 (the "Named Executive Officers").

                      GREENSTONE ROBERTS ADVERTISING, INC.
                             EXECUTIVE COMPENSATION

                           Annual Compensation                           Long-Term Compensation
      (a)                 (b)        (c)       (d)        (e)            (f)         (g)          (h)             (i)
                         Year       Base                 Other       Restricted                                All Other
Name and                 ended     Salary1    Bonus     Annual          Stock                    LTIP        Compensation2
Principal              October 31,   ($)       ($)   Compensation      Awards      Options      Payouts           ($)
Position

Ronald Greenstone        1997      296,563     --         --             --          --           --             1,425
Chairman and CEO         1998      277,375     --         --             --          --           --             1,500
                         1999      264,583     --         --             --          --           --             1,500

Gary Roberts             1997      243,750     --         --             --          --           --             1,425
President                1998      227,519     --         --             --          --           --             1,500
                         1999      225,000     --         --             --          --           --             1,500


1 The Named Executive Officers receive indirect compensation in the form of automobile allowances, the use of automobiles and insurance payments on the automobiles. The amount of such indirect compensation paid or distributed in fiscal 1999 did not exceed, with respect to any named individual, the lesser of $50,000 or 10% of the total annual compensation reported for such person.

2  Amounts represent contributions by the Company under the 401(k) savings plan.

EMPLOYMENT AGREEMENTS

          Ronald Greenstone currently serves as Chairman and Chief Executive Officer of the Company pursuant to the terms of an employment agreement which expires on January 1, 2001. This agreement was entered into on January 1, 1998. This agreement currently provides for an annual salary of no less than $275,000 and a cash bonus equivalent to 10% of the profit of the Company before provision for income taxes. Mr. Greenstone voluntarily reduced his salary by $25,000 per annum in August 1999.

          Gary Roberts currently serves as President of the Company pursuant to the terms of an employment agreement in which employment shall be on an "at will" basis. This agreement was entered into on December 22, 1999. This agreement currently provides for an annual salary of $225,000 and certain fringe benefits, as defined. The Company or the employee may terminate such employee's employment with 30 days written notice upon which time a lump sum payment of $225,000 will be paid.

          Each of the foregoing employment agreements restricts the respective officer's ability to use or disclose confidential information related to the business of the Company and to compete with the Company upon termination of his employment by the Company.

          In addition, each of the employment agreements provides that the respective officer, upon termination of employment otherwise than for cause, will receive a lump sum payment equal to such officer's annual salary, will continue to receive such officer's annual salary for the remainder of the employment period and will continue to be eligible for the Company's employee benefits.

CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

          At a meeting held on November 2, 1998, the Board of Directors of the Company approved the engagement of BDO Seidman LLP as its independent auditors for the fiscal year ending October 31, 1998 to replace the firm of Ernst & Young LLP, who were dismissed as auditors of the Company effective November 2, 1998.

          The report of Ernst & Young LLP on the Company's financial statements for the fiscal year ended October 31, 1997, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

          In connection with (i) the audit of the Company's financial statements for the fiscal year ended October 31, 1997 and in the interim period from October 31, 1997 through November 2, 1998 by Ernst & Young LLP there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in their report. The Company requested Ernst & Young LLP to furnish it a letter addressed to the Commission stating whether it agreed with the above statements. A copy of such letter, dated November 9, 1998 is filed as Exhibit 1 to Form 8-K filed on November 9, 1998.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Copies of all such
Section 16(a) reports are required to be furnished to the Company. These filing requirements also apply to holders of more than ten percent of the Company's Common Stock.

          To the Company's knowledge, based solely on review of the copies of
Section 16(a) reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended October 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors and beneficial owners of ten percent or more of Common Stock were complied with, except that Herman Fialkov filed a Form 3 on October 29, 1999 which was to be filed by June 19, 1999.

                   ITEM 2: APPOINTMENT OF INDEPENDENT AUDITORS

          The Board of Directors of the Company has selected BDO Seidman LLP as auditors of the Company and its subsidiary for the 2000 fiscal year. This firm of independent public accounts has served the Company in this capacity since 1998. One or more representatives of BDO Seidman LLP are expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they desire to do so, and will also be available to respond to appropriate questions.

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE APPOINTMENT OF BDO SEIDMAN LLP AS AUDITORS OF THE COMPANY FOR THE 2000 FISCAL YEAR.


                             ITEM 3: OTHER BUSINESS

          As of the date of this Proxy Statement, the only business which the Board of Directors intends to present, and knows that others will present, at the Annual Meeting of Shareholders is set forth herein. If any other matter or matters are properly brought before the Annual Meeting of Shareholders or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with his judgment.

SHAREHOLDERS' PROPOSALS

          Any proposal which a shareholder expects to present at the next Annual Meeting of Shareholders must be received at the Company's principal executive office shown on the first page of this Proxy Statement, Attention: Secretary, not later than October 31, 2000 to be considered for inclusion in the proxy material for the 2001 Annual Meeting of Shareholders.

                                      * * *

          THE COMPANY'S FORM 10-KSB FOR THE FISCAL YEAR ENDED OCTOBER 31, 1999 IS ENCLOSED HEREWITH TO SHAREHOLDERS AS AT MARCH 6, 2000. A SHAREHOLDER OWNING SHARES BENEFICIALLY BUT NOT OF RECORD AS AT march 6, 2000, SHOULD REQUEST A REPRESENTATION THAT SUCH SHAREHOLDER WAS A BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK ON THAT DATE. SUCH REQUESTS SHOULD BE DIRECTED TO RONALD M. GREENSTONE, CHAIRMAN, GREENSTONE ROBERTS ADVERTISING, INC., 401 BROADHOLLOW ROAD, MELVILLE, NEW YORK 11747.